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Exhibit 23.1

Consent of Independent Auditors

        We consent to the incorporation by reference in the Form S-8 Registration Statement pertaining to the Sinclair Broadcast Group, Inc. 401(k) Plan, of our reports dated February 10, 2003, with respect to the consolidated financial statements and schedules of Sinclair Broadcast Group, Inc. included in the Form 10-K for the year ended December 31, 2002.

/s/ Ernst & Young LLP

Baltimore, Maryland
February 28, 2003

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  Exhibit 23.1
Consent of Independent Auditors